UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 19, 2006

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IDACORP, Inc.
IDAHO POWER COMPANY
Form 8-K

ITEM 1.01            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Executive Officer Base Compensation

On January 18, 2006, the Compensation Committee (the "Committee") of the Boards of Directors (the "Boards") of IDACORP, Inc. ("IDACORP") and Idaho Power Company ("IPC") approved new base compensation, effective for the first pay period of 2006, for executive officers of IDACORP and IPC.  The Boards approved the new base compensation on January 19, 2006.  Base compensation for those executive officers who are expected to be named executive officers in the 2006 proxy statement for the Annual Meeting of Shareholders of IDACORP (the "NEOs") is contained in the IDACORP and IPC 2006 NEO Base Compensation Table, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Short-Term Incentive Compensation

On January 18, 2006, the Committee adopted the 2006 IDACORP Executive Incentive Plan (the "2006 Incentive Plan") and established award opportunities.  The Boards approved the 2006 Incentive Plan and the award opportunities at their meeting on January 19, 2006.  A copy of the 2006 Incentive Plan is filed herewith as Exhibit 10.2 and incorporated herein by reference.  Filed herewith as Exhibit 10.3 and incorporated herein by reference is the 2006 Incentive Plan NEO Award Opportunity Chart indicating the 2006 annual award opportunities for the NEOs.

The terms of the 2006 Incentive Plan provide for annual cash incentive award opportunities based upon IDACORP and subsidiary performance measures, with a threshold, target and maximum level.  The amount of incentive will be calculated by multiplying base salary by the product of the approved incentive percentage and the combined multiplier.  The maximum payout is 200% of target.

The goals for 2006 are a combination of (i) operational and customer service goals for IPC (weighted 40%), (ii) net income for IPC (weighted 30%) and (iii) consolidated net income for IDACORP (weighted 30%).

The first goal has three components:  (i) customer satisfaction,  (ii) total non-fuel operation and maintenance ("O&M") expense (excluding pension expense and third party transmission expense) and (iii) network reliability for general service customers.  Achievement of customer satisfaction, as measured by the customer relationship index, at the threshold level results in a multiplier of 7.5%; target level of 15%; and maximum level of 30%.  Achievement of specified levels of total O&M will result in multipliers at the threshold level of 7.5%; target level of 15%; and maximum level of 30%.  Achievement of network reliability for general service customers (which is based on the number of service interruptions more than five minutes in duration) will result in multipliers at the threshold level of 5%; target level of 10%; and maximum level of 20%.

Achievement of target levels of IPC net income and consolidated IDACORP net income, the second and third goals, will result in multipliers of 30%, and maximum levels will result in multipliers of 60%, respectively.

Participants who retire, die or become disabled during the year remain eligible to receive an award.  Participants who terminate employment for other reasons are not eligible for an award, unless otherwise determined by the Committee.  The Committee has full discretion to determine the extent to which goals have been achieved, the payment level and whether any final payment will be made.  Awards may be adjusted up or down and may be made regardless of the level of achievement of performance goals.  However, no award may be paid to IDACORP/IPC executives if there is no payment of awards to employees under the IDACORP/IPC Employee Incentive Plan or if net income is less than the Board approved dividend for IDACORP common stock for 2006.

ITEM 2.02            RESULTS OF OPERATIONS AND FINANCIAL CONDITION

IDACOMM

As discussed in Item 2.06 below, on January 25, 2006, IDACORP announced an impairment of goodwill at its wholly-owned subsidiary IDACOMM, Inc ("IDACOMM").  IDACOMM has recorded a non-cash charge of approximately $10 million (24 cents per share at IDACORP) in the fourth quarter of 2005 as a result of this impairment.  The press release is furnished as Exhibit 99 to this Form 8-K.

California Refund

As previously disclosed in IDACORP's and Idaho Power Company's Annual Report on Form 10-K for the year ended December 31, 2004 and their Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2005, there are a number of proceedings before the FERC relating to the price of sales into the California electricity markets from May 1, 2000 through June 20, 2001.  Idacorp Energy and Idaho Power Company are now in the process of completing work on a settlement agreement with the California entities, including San Diego Gas & Electric Company, Pacific Gas and Electric Company, Southern California Edison Company, the California Attorney General, the California Public Utilities Commission, the California Department of Water Resources and the California Electricity Oversight Board relating to the California refund proceeding.  Idacorp Energy recorded a $42 million reserve for uncollectible receivables relating to this matter in 2001.  If the settlement agreement is finalized as currently contemplated and the settlement is approved by the FERC, Idacorp Energy's and Idaho Power's ultimate required reserve will be less than this amount.  Based upon management's assessment, the reserve has been reduced by $9.5 million (13 cents per share at IDACORP) in the fourth quarter of 2005.

ITEM 2.06            MATERIAL IMPAIRMENTS

On January 19, 2006, the IDACORP Board of Directors approved management's determination that goodwill recorded on its balance sheet with respect to IDACOMM had become impaired as a result of the new strategic focus at IDACOMM.  IDACOMM will now focus exclusively on building its competitive local exchange carrier business and phasing out the portion of its business previously dedicated to broadband-over-powerline.  IDACOMM recorded non-cash charges of approximately $10 million in the fourth quarter of 2005 as a result of this impairment.  These impairment charges are not expected to result in any future cash expenditures.

ITEM 9.01            FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

Number	Description

10.1	IDACORP, Inc. and Idaho Power Company 2006 NEO Base
Compensation Table

10.2	2006 IDACORP, Inc. Executive Incentive Plan

10.3	2006 IDACORP, Inc. Executive Incentive Plan NEO Award
Opportunity Chart

99	Press Release relating to IDACOMM, dated January 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  January 25, 2006

IDACORP, Inc.

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services
and Chief Financial Officer

IDAHO POWER COMPANY

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services
and Chief Financial Officer

INDEX TO EXHIBITS

Number	Description

10.1	IDACORP, Inc. and Idaho Power Company 2006 NEO Base
Compensation Table

10.2	2006 IDACORP, Inc. Executive Incentive Plan

10.3	2006 IDACORP, Inc. Executive Incentive Plan NEO Award
Opportunity Chart

99	Press Release relating to IDACOMM, dated January 25, 2006.